EXHIBIT 16.1
                                                                    ------------

HOLLANDER, LUMER & CO. LLP
CERTIFIED PUBLIC ACCOUNTANTS

                                            11755 Wilshire Boulevard, 17th Floor
                                                   Los Angeles, California 90025
                                                        Telephone (310) 477-3722
                                                              Fax (310) 312-0838
                                                         E-mail: hlc15260@os.com

                                  April 6, 2001

United States Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of the Current Report on Form 8-K of Las Americas Broadband, Inc., dated March 29, 2001 and agree with the statements made therein insofar as they relate to the accounting firm of Hollander, Lumer & Co. LLP.




                                                     Hollander, Lumer & Co. LLP
                                                     Los Angeles, California

                                      -6-